                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made as of this 12th day of November, 1997, between SHONEY'S, INC., a Tennessee corporation, whose principal place of business is located at 1727 Elm Hill Pike, Nashville, Tennessee ("Employer"), and J. MICHAEL BODNAR, a resident of Breckenridge, Colorado ("Employee").

         1. TERM OF EMPLOYMENT.

                  1.1 EMPLOYMENT. Employer hereby employs Employee, and Employee hereby accepts employment with Employer, for the Employment Term (as hereinafter defined).

                  1.2 EMPLOYMENT TERM. The term of this Agreement and the Employment Term shall commence on November 12, 1997, and terminate on December 31, 2000, unless sooner terminated as herein provided or extended pursuant to
Section 1.3 hereof or by a subsequent amendment or extension of this Agreement executed by both parties hereto.

                  1.3 EXTENSION BECAUSE OF CHANGE IN CONTROL. In the event of a Change in Control (as hereinafter defined), the Employment Term shall automatically be extended for two (2) calendar years beyond December 31, 2000 (or such later date as the Employment Term may have been extended pursuant to a subsequent amendment or extension of this Agreement), on the date of the Change in Control, at which time Employee shall be entitled to exercise the rights and receive the benefits of this Agreement that are described in Section 4.2.1 and
Section 4.3. For purposes of this Agreement, a "Change in Control" of Employer shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if during the Employment Term: (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Employer representing more than fifty percent (50%) of the combined voting power of Employer's then outstanding voting securities; or (b) all or substantially all of the assets of Employer are sold, exchanged or otherwise transferred (other than to secure debt owed by Employer); or (c) Employer's shareholders approve a plan of liquidation or dissolution; or
(d) individuals who at the beginning of the Employment Term constitute members of the Board of Directors of Employer cease for any reason other than at the request or with the concurrence of Employee to constitute a majority thereof unless the election, or the nomination for election by Employer's shareholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the Employment Term.

         2. DUTIES OF EMPLOYEE.

                  2.1 GENERAL DUTIES. Employee is hereby employed as the President and Chief Executive Officer of Employer with such duties and responsibilities as Employer's Board of Directors shall designate, which shall be those duties and responsibilities customarily prescribed for persons in the position of Employee. Employee shall do and perform all services, acts, or things necessary or advisable to manage and conduct the business of Employer, subject always to the policies set forth by Employer's Board of Directors, in accordance with any and all governing rules and regulations of regulatory agencies.

                  2.2 DEVOTION OF ENTIRE TIME TO EMPLOYER'S BUSINESS. Employee will devote his entire productive time, ability, and attention during normal business hours to the business of Employer during the Employment Term. Employee shall not, directly or indirectly, render any services of a business, commercial, or professional nature to any other person or organization, whether for compensation or otherwise, without the prior written consent of Employer's Board of Directors; provided, however, that the foregoing shall not preclude reasonable participation as a member in community, civic, or similar organizations, or the pursuit of personal investments that neither interfere nor conflict with his normal business activities for Employer; provided, further, that Employer acknowledges and agrees that Employee has an ownership interest in the food service businesses identified on Exhibit A attached hereto and that he will retain such interests during the Employment Term.

         3. COMPENSATION AND BENEFITS OF EMPLOYER.

                  3.1 SALARY. As compensation for his services hereunder, Employee shall receive a base salary (the "Base Salary"), which shall be payable in accordance with the general payroll practices of Employer, and which during the period from November 12, 1997 through December 31, 1998, shall be in an annual amount (prorated as appropriate) of $500,000.

During the remaining term of this Agreement, Base Salary shall be in an amount determined by the Human Resources and Compensation Committee of Employer's Board of Directors (the "Committee"); provided the Committee shall not decrease Employee's Base Salary for any period within the Employment Term below $500,000 per annum.

                  3.2 BONUSES. Employee shall be entitled to an annual bonus, the amount of which shall be determined by the Committee; provided, however, that the bonus during the first year of the Employment Term shall not be less than $300,000. Promptly following the date of this Agreement, the Committee shall engage a nationally recognized compensation consulting firm to assist Employee and the Committee in devising a mutually agreeable bonus plan for senior management of Employer, including Employee. The bonus payable to Employee during the Employment Term shall be determined in accordance with a formula to be agreed upon by Employer and Employee based upon the recommendations of such compensation consultant. The parties hereto shall use their reasonable best efforts to agree upon the bonus to be paid to Employee hereunder within ninety (90) days of the date hereof.

                  3.3 RESTRICTED STOCK.

                           3.3.1 SHARES. Subject to all of the conditions
(including, without limitation, the time of vesting and right to receive) and restrictions set forth in this Section 3.3.1, Employer hereby grants to Employee an award of 120,000 shares (the "Restricted Shares") of Employer's $1.00 par value common stock (the "Shares"). The Restricted Shares shall become vested in, and shall be distributed to, Employee in three (3) installments on each of the dates set forth below (each of which shall be referred to as a "Distribution Date," with the three (3) dates being collectively referred to as the "Distribution Dates") in the following respective amounts:

                DISTRIBUTION DATE                               NUMBER OF SHARES
                -----------------                               ----------------
                December 31, 1998                                    40,000
                December 31, 1999                                    40,000
                December 31, 2000                                    40,000
                                                                    -------
                      Total                                         120,000
                                                                    =======

Immediately following each Distribution Date, Employer shall promptly cause its transfer agent to issue a certificate to Employee evidencing the Restricted Shares that became distributable. The issuance of any stock certificate to Employee shall be subject to any applicable federal, state, or local tax withholding requirements. If, prior to a Distribution Date, Employee's employment is terminated pursuant to Section 4.1.2 or Section 4.2.2, all rights of Employee in any Restricted Shares awarded under this Section 3.3.1 that, as of the date of such termination, have not become distributable to Employee shall thereupon immediately terminate and become forfeited. If, prior to a Distribution Date, Employee's employment is terminated pursuant to Section 4.1.1 or Section 4.2.1, all rights of Employee in any Restricted Shares awarded under this Section 3.3.1 that, as of the date of such termination, have not become distributable to Employee shall thereupon immediately become distributable to Employee.

         Employee shall not have any rights as a shareholder with respect to any Restricted Shares until the issuance of a stock certificate evidencing the Restricted Shares. The number of Restricted Shares awarded Employee under this
Section 3.3.1 shall be proportionately adjusted to reflect any stock dividend, stock split or share combination of the Shares or any recapitalization of Employer occurring prior to a Distribution Date. Except as provided in the preceding sentence, no adjustment shall be made on the issuance of a stock certificate to Employee as to any dividends or other rights for which the record date occurred prior to a Distribution Date. The right of Employee to receive the Restricted Shares shall not be assignable or transferable otherwise than by will or the laws of descent and distribution.

         Upon receipt of Restricted Shares at a time when there is not in effect under the Securities Act of 1933, as amended (the "Securities Act"), a current registration statement relating to the Restricted Shares, Employee shall represent and warrant in writing to Employer that the Restricted Shares are being acquired for investment and not with a view to the distribution thereof and shall agree to the placement of a legend on the certificate or certificates representing the Restricted Shares evidencing the restrictions on transfer under the Securities Act and the issuance of stop-transfer instructions by Employer to its transfer agent with respect thereto.

         No Restricted Shares shall be issued hereunder unless and until the then applicable requirements of the Securities Act, the Tennessee Business Corporation Act, the Tennessee Securities Act of 1980, as any of the same may be amended, the rules and regulations of the Securities and Exchange Commission and any other regulatory agencies and laws having jurisdiction over or applicability to Employer, and the rules and regulations of any securities exchange on which the Shares may be listed, shall have been fully complied with and satisfied. Employer shall use its best efforts to cause all such requirements to be promptly and completely satisfied. If in the opinion of its counsel, the issuance of any Shares hereunder shall not be lawful for any reason, including the inability of Employer to obtain from any regulatory body having jurisdiction or authority deemed by such counsel to be necessary for such issuance, then Employer shall not be obligated to issue any such Restricted Shares, but, in such event, shall be obligated to provide Employee with cash or non-cash consideration having equivalent after tax value which is acceptable to Employee in the exercise of Employee's reasonable discretion.

                           3.3.2 CASH COMPONENT. Upon the issuance of a
certificate for any Restricted Shares pursuant to Section 3.3.1, Employee shall be paid a cash bonus by Employer. The bonus payable pursuant to the preceding sentence shall be determined by subtracting the Restricted Share Value (as defined below) from the Restricted Share Gross Up (as defined below). "Restricted Share Value" shall mean the fair market value of any Restricted Shares on the date that they become distributable to Employee. "Restricted Share Gross Up" shall mean an amount equal to the result derived by dividing: (a) the Restricted Share Value by (b) the Tax Factor (as defined below). "Tax Factor" shall mean the greater of: (i) sixty-four percent (64%); or (ii) the difference between one hundred percent (100%) and the highest marginal individual income tax rate set forth in the Internal Revenue Code of 1986, as amended, in the year in which Employee receives the portion of the Restricted Shares with respect to which this bonus is being calculated.

                  3.4 OPTIONS TO PURCHASE STOCK. Employee shall be granted, on the date hereof, the following options to purchase an aggregate of 1,000,000 Shares at the indicated exercise prices per share:

         NUMBER OF SHARES                                 EXERCISE PRICE
         SUBJECT TO OPTION                                  PER SHARE
         -----------------                                --------------
              500,000                                           FMV(1)
              166,667                                         $5.40
              166,667                                         $6.50
              166,666                                         $7.75

                  Of the options granted pursuant to this Section 3.4, twenty-five percent (25%) shall vest, on a cumulative basis, on each of December 31 of 1998, 1999, 2000, and 2001, and all such options that shall have vested shall be exercisable for a period of 10 years from the date hereof. Except as the terms of such options as set forth in this Section 3.4 may be inconsistent therewith, the terms and conditions applicable to the options to be granted pursuant to this Section 3.4 shall otherwise be those contained in the Shoney's, Inc. 1981 Stock Option Plan, the terms and conditions of which are incorporated herein by this reference.

                  3.5 RELOCATION.

                           3.5.1 RELOCATION EXPENSES. In connection with the
relocation of Employee from Breckenridge, Colorado to Nashville, Tennessee, Employer shall pay and/or reimburse Employee for all reasonable expenses paid or incurred for the following:

         (a) Moving the personal effects and household goods of Employee and Employee's family to Employee's new residence in Nashville, Tennessee, together with any other reasonable expenses incurred by Employee in connection with relocating to Nashville, Tennessee.

         (b) Storing the personal effects and household goods of Employee and Employee's family for a period not to extend beyond August 31, 1998.

         (c) All reasonable out-of-pocket costs of relocating Employee and Employee's family that are mutually agreed upon in advance between Employee and the Chairperson of the Committee, it being the intent that Employee not incur any unreimbursed cost that results directly from his relocation.

--------

1 "FMV" means the closing price of the Shares on the grant date of the option as reported by the New York Stock Exchange ("NYSE").

         (d) All reasonable out-of-pocket costs of Employee for travel between Nashville, Tennessee and Breckenridge, Colorado, every other weekend from November , 1997, until August 31, 1998, in order to visit with his family, and the reasonable out-of-pocket costs of Employee's family for travel between Breckenridge, Colorado and Nashville, Tennessee on each alternate weekend to visit with Employee in Nashville, Tennessee.

                           3.5.2 RESIDENCE. At any time within one year after
the date of this Agreement, after having used his reasonable best efforts for a period of not in excess of ninety (90) days to sell his personal residence in Breckenridge, Colorado, Employee shall have the option to cause Employer to purchase or cause to be purchased Employee's residence. The amount to be paid to Employee for such residence shall be an amount equal to the greater of: (a) Employee's documented cost basis in such residence; or (b) the appraised fair market value of such residence as of the date such option is exercised by Employee.

                  3.6 LIFE INSURANCE. Employer, on Employee's behalf and at Employee's direction, shall pay the standard premiums (up to a maximum of $35,000 per year) on a whole-life insurance policy or policies, which shall be owned by Employee (or by Employee's irrevocable life insurance trust), and Employee (or the trustee of Employee's irrevocable life insurance trust, as the case may be) shall be entitled to designate the beneficiary thereof.

                  3.7 USE OF AUTOMOBILE. Employer shall provide to Employee, at the option of Employee, with either the use of an automobile pursuant to Employer's automobile policy (of make, model, and year of manufacture commensurate with the position of Employee) or a cash car allowance of $7,100 per year. Employer shall pay all expenses of operating, maintaining and repairing the automobile and shall procure and maintain automobile liability insurance in respect thereof in an amount reasonably acceptable to Employee, with such coverage insuring Employee for bodily injury and property damage.

                  3.8 MEDICAL BENEFITS. Employer shall provide Employee with medical and dental insurance (which Employer may self insure) benefits in accordance with the established benefit policies of Employer.

                  3.9 DISABILITY INSURANCE BENEFITS. Employer shall provide Employee with disability insurance benefits in accordance with the established benefit policies of Employer that provide disability insurance benefits to Employee in an amount equal to seventy percent (70%) of Employee's annual cash compensation (salary plus bonus).

                  3.10 EXPENSES. Employer shall reimburse Employee for all reasonable and necessary business expenses of Employee incurred in the conduct of his duties hereunder.

Employee shall comply with all applicable policies of Employer with respect to documentation and approval of such expenses.

                  3.11 VACATIONS. Employee shall be entitled to an annual paid vacation commensurate with Employer's established vacation policy for executive officers. The timing of paid vacations shall be scheduled in a reasonable manner by Employee.

                  3.12 OTHER BENEFIT PROGRAMS. Employee shall be entitled to participate in all employee benefit, bonus, and similar programs, including, without limitation, programs of insurance, deferred compensation arrangements, and all other benefits made available by Employer to senior management personnel. During the Employment Term, so long as any additional benefit is made available to senior management personnel of Employer, such benefit shall be provided to Employee.

                  3.13 LEGAL FEES, TAX PLANNING AND RETURNS AND FINANCIAL PLANNING. Employer shall reimburse Employee for his reasonable legal expenses not in excess of $5,000 in connection with the negotiation of this Agreement, and shall provide annually to Employee an allowance for the preparation of his tax returns and for tax and financial planning services of up to $10,000.

         4. TERMINATION OF EMPLOYMENT; SEVERANCE.

                  4.1 BY EMPLOYER.

                           4.1.1 TERMINATION WITHOUT CAUSE. Employer's Board of
Directors may terminate Employee's employment, with or without cause, at any time by giving written notice of such termination to Employee, such termination of employment to be effective on a date specified in such notice; provided, however, that in the event of such a termination without cause, Employee shall be entitled to receive the greater of: (a) an amount equal to the Base Salary and bonus paid or payable under this Agreement to Employee for the twelve full months of Employer immediately prior to the month in which the termination took place; or (b) the amount due Employee for Base Salary during the balance of the then current Employment Term (as extended pursuant to Section 1.3). Payments shall be made in the case of the preceding item (a), in fifty-two (52) equal weekly payments using Employer's regular payroll periods or, in the case of the preceding item (b), over the balance of the Employment Term at the same time as current wages and bonuses are normally payable. Employee's participation in all benefit programs shall continue until the earlier of: (a) such time as Employee is employed by another employer and is covered or permitted to be covered by benefit plans of another employer; or (b) the expiration of the then current Employment Term. Bonus payments due under this Section 4.1.1 shall be determined in accordance with Section 3.2, except that the amount of such bonus shall be determined based on Employer's most recently completed 12 calendar month period.

                           4.1.2 TERMINATION FOR CAUSE. If Employee is
terminated for cause, Employer shall have no further obligation whatsoever to Employee hereunder (with the exception of the obligation to pay Employee's Base Salary and any earned bonus accrued through the date of termination of employment), and Employee's participation in all benefit programs shall cease as of the date of termination. For purposes of this Agreement, "cause" shall mean any one of the following:

         (i) Employee's willful failure to carry-out any material lawful duties assigned by Employer's Board of Directors which duties are commensurate with those of similarly situated employees;

         (ii) breach of fiduciary duty to Employer (or any of Employer's subsidiaries) involving personal profit by Employee;

         (iii) conviction of Employee for any crime involving the Employer's business, or of a felony; or of any other crime resulting in his imprisonment;

         (iv) intentional breach by Employee of any material provision of this Agreement; or

         (vi) unsatisfactory performance by Employee of the duties designated for Employee by Employer's Board of Directors, if such unsatisfactory performance is a result of alcohol or drug abuse by Employee.

                  4.2 TERMINATION BY EMPLOYEE.

                           4.2.1 TERMINATION AFTER CHANGE IN CONTROL. In the
event a Change in Control occurs, Employee, at any time within ninety (90) days after such Change in Control, may terminate his employment with Employer by giving not less than thirty (30) days' prior written notice of such termination to Employer. If Employee terminates his employment pursuant to this Section 4.2.1, he shall be entitled to receive the greater of: (a) an amount equal to two (2) times the Base Salary and bonus paid or payable to Employee for the twelve full months of Employer immediately prior to the month in which the termination took place; or (b) the amount due Employee for Base Salary during the balance of the then current Employment Term (as extended pursuant to Section 1.3). Payments shall be made in the case of the preceding item (a), in one hundred and four (104) equal weekly payments using Employer's regular payroll periods or, in the case of the preceding item (b), over the balance of the Employment Term at the same time as current wages and bonuses are normally payable. Employee's participation in all benefit programs shall continue until the earlier of: (a) such time as Employee is employed by another employer and covered or permitted to be covered by benefit plans of another employer; or (b) the expiration of the then current Employment Term (as extended pursuant to Section 1.3).

                           4.2.2 TERMINATION OTHER THAN AFTER CHANGE IN CONTROL.
Employee may terminate his employment with Employer at any time without further obligation whatsoever by either party hereunder (with the exception of Employer's obligation to pay Employee's Base Salary and any earned bonus accrued through the date of termination of employment and except for the obligations and covenants of Employee pursuant to Sections 5.1, 5.2 and 5.3, which shall survive termination as specified therein) by giving not less than sixty (60) days' prior written notice of such termination to Employer.

                  4.3 EFFECT OF TERMINATION ON STOCK OPTIONS. In the event of any termination of this Agreement and the Employment Term pursuant to Section
4.1.2 or Section 4.2.2, all stock options held by Employee that are vested prior to the effective date of the termination shall be exercisable in accordance with their terms, and all stock options held by Employee that are not vested prior to the effective date of the termination shall lapse and be void. All stock options granted to Employee shall provide (through amendment or otherwise) that, in the event of any termination of Employee's employment pursuant to Section 4.1.1 or
Section 4.2.1, then, in addition to any other rights of Employee hereunder, all such options shall become fully vested and shall be exercisable in accordance with their respective terms upon such a termination for a minimum period of ninety (90) days immediately following the date of termination.

         5. COVENANT NOT TO COMPETE; NON-DISCLOSURE; NON-SOLICITATION.

                  5.1 COVENANT NOT TO COMPETE. Employee acknowledges that Employer's business is built upon the confidence of its customers, suppliers, employees, and the general public, and that Employee will acquire confidential knowledge that should not be divulged or used for his own benefit. Employee covenants and agrees that during the term hereof, and in the event of any termination of Employee's employment pursuant to Sections 4.1.2 or 4.2.2 for a period of one year following the termination of his employment under this Agreement, he will not, without the prior written consent of Employer, engage in, own, manage, operate, control, or participate in any food service business that conducts or franchises activities which are the same as or substantially similar to the restaurant concepts and operations of Employer determined as of the date on which Employee's employment hereunder terminated) as an employer, employee, principal, partner, director, agent, or otherwise, directly or indirectly, anywhere in the United States of America; provided, however, that Employee may own, manage, operate, or control the food service businesses owned by Employee on the date hereof, as identified on Exhibit A attached hereto.

                  Employee understands and acknowledges that his violation of this covenant not to compete would cause irreparable harm to Employer, and Employer would be entitled to an injunction by any court of competent jurisdiction enjoining and restraining Employee from any employment, service, or other act prohibited by this Agreement. Employee and Employer recognize and acknowledge that the scope, area and time limitations contained in this Agreement are reasonable. In addition, Employee and Employer recognize and acknowledge that the scope, area and time limitations are properly required for the protection of the business interests of Employer due to Employee's status and reputation in the industry and the knowledge to be acquired by Employee through his association with Employer's business and the public's close identification of Employee with Employer and Employer with Employee.

                  The parties agree that nothing in this Agreement shall be construed as prohibiting Employer from pursuing any other remedies available to it for any breach or threatened breach of this covenant not to compete, including, without limitation, the recovery of damages from Employee or any other person or entity acting in concert with Employee. Employee also agrees that, in the event he breaches this covenant not to compete, Employee will pay reasonable attorneys' fees and expenses incurred by Employer in enforcing this covenant not to compete and that the one (1) year period of time during which Employee shall be restricted from certain activities hereunder shall be extended for a period of time equal to any period(s) of time during which Employee engages in any conduct that violates this Section 5.1, the purpose of this provision being to secure for the benefit of Employer the entire period of time being bargained for by Employer for the restriction upon Employee's activities. Employee acknowledges and understands that, as consideration for his execution of this Agreement and his agreement with the terms of this covenant not to compete, Employee will receive employment by Employer's agreement to employ Employee pursuant to this Agreement. If any part of this covenant not to compete is found to be unreasonable, then, it may be amended by appropriate order of a court of competent jurisdiction to the extent deemed necessary.

                  5.2 NON-DISCLOSURE OF INFORMATION. Employee recognizes and acknowledges that, as a result of his employment by Employer, he will become familiar with and acquire knowledge of confidential information and certain trade secrets that are valuable, special, and unique assets of Employer. Employee agrees that any such confidential information and trade secrets are the property of Employer. Therefore, Employee agrees that, for and during the entire Employment Term, any such confidential information and trade secrets shall be considered to be proprietary to Employer and kept as the private records of Employer and will not be divulged to any firm, individual, or institution except pursuant to and within the course and scope of

Employee's employment hereunder. Further, upon termination of Employee's employment, the Employment Term and/or this Agreement for any reason whatsoever, Employee agrees that he will, for a period of two (2) years after such date, continue to treat as private and proprietary to Employer any such confidential information and trade secrets and will not, for a period of two years after such date, release any such confidential information and trade secrets to any person, firm, or institution, or use them to the detriment of Employer. The parties agree that nothing in this Agreement shall be construed as prohibiting Employer from pursing any remedies available to it for any breach or threatened breach of this Section 5.2, including, without limitation, the recovery of damages from Employee or any person or entity acting in concert with Employee.

                  5.3 NON-SOLICITATION. Employee recognizes and acknowledges that, as a result of his employment by Employer, he will become familiar with and acquire knowledge of confidential information and certain other information regarding Employees of Employer. Therefore, Employee agrees that, during the term hereof, and for a period of two (2) years from the date of termination of Employee's employment, the Employment Term and/or this Agreement, whichever is later, Employee shall not encourage, solicit or otherwise attempt to persuade any person in the employment of Employer to end his/her employment with Employer. The parties agree that nothing in this Agreement shall be construed as prohibiting Employer from pursing any remedies available to it for any breach or threatened breach of this Section 5.3, including, without limitation, the recovery of damages from Employee or any person or entity acting in concert with Employee. Employer shall receive injunctive relief without the necessity of posting bond or other security, such as bond or other security being hereby waived by Employee.

         6. DEATH OR DISABILITY OF EMPLOYEE.

                  6.1 DEATH OF EMPLOYEE. In the event Employee dies during the Employment Term, this Agreement and the Employment Term shall terminate upon Employee's death. Employee's estate shall be entitled only to any Base Salary earned but not paid plus any bonus accrued by Employer for Employee through the date of death, plus an amount equal to the Base Salary and bonus paid or payable on Employee's behalf for the twelve months of Employer immediately prior to the month in which Employee's death occurred. Such payment shall be paid in lump sum to Employee's estate within ninety (90) days after Employee's death.

                  6.2 DISABILITY OF EMPLOYEE. Employer has disability insurance insuring its officers, and Employee is included under such disability insurance. In the event of the Disability (as hereinafter defined) of Employee, this Agreement and the Employment Term shall terminate. Upon a termination resulting from the Disability of Employee, Employee shall be entitled to receive (i) any Base Salary earned but not paid through the date that Employee becomes eligible for disability payments under such disability insurance, and (ii) an amount equal to the Base Salary and bonus received by Employee in the last twelve months of Employer immediately prior to the month in which such Disability of Employee occurs which amount shall be payable, at the option of Employee, in a lump sum payment or in equal installments paid in accordance with the general payroll policies of Employer over a period not to exceed three (3) years from the effective date of termination due to the Disability of Employee; provided, however, that Employee shall not be entitled to any payments under this Section
6.2 in the event this Agreement is terminated pursuant to Section 4.1.2 regardless of whether the "cause" for which this Agreement is terminated pursuant to Section 4.1.2 also may constitute a Disability. For purposes of this Agreement, a "Disability" of Employee shall occur if (i) Employee suffers any mental or physical condition that materially impairs Employee's ability to perform the essential functions of his duties hereunder for a period of 180 consecutive days, and (ii) thereafter, Employee, within fifteen (15) days after Employee receives written notice from Employer requesting that Employee resume his duties hereunder, is unable or refuses to do so.

         7. GENERAL PROVISIONS.

                  7.1 INDEMNIFICATION. Employer shall indemnify and hold harmless Employee to the maximum extent permitted by Tennessee law with respect to all claims, demands, actions, proceedings, investigations, damages, costs, and expenses (including without limitation reasonable attorneys' fees) by reason of the fact that he is or was a director or officer of Employer or any of its subsidiaries. Further, Employer shall, to the maximum extent permitted by Tennessee law, pay any and all expenses (including without limitation reasonable attorneys' fees and disbursements, court costs and expert witness fees) incurred by Employee in defending any claim, demand, action, proceeding or investigation arising by reason of the fact that Employee is or was an officer or director of Employer or any of its subsidiaries. In addition, Employer shall obtain and maintain directors and officers liability insurance on behalf of Employee which is comparable in amount and coverage to the director and officer liability insurance maintained by similarly-situated companies. In the event it is necessary for the Employer or its shareholders to take any action in order for Employee to receive the maximum benefit of this provision, the Employer will make a good faith effort to take such action and to secure the approval of its shareholders, in the event such approval is required.

                  7.2 NO MITIGATION. Except as expressly provided to the contrary herein, Employee shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by Employee as a result of employment by another employer after Employee's termination or resignation.

                  7.3 NOTICES. Any notices to be given hereunder by either party to the other may be effected by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing in the introductory paragraph of this Agreement (to the attention of the Secretary in the case of notices to Employer), but each party may change such address by written notice in accordance with this Section 7.3. Notices delivered personally shall be deemed communicated at the time of actual receipt; mailed notices shall be deemed communicated as of the third day following deposit in the United States Mail.

                  7.4 ENTIRE AGREEMENT. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Employee by Employer and contains all of the covenants and agreements between the parties with respect to such employment in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein and that no other agreement shall be valid or binding unless in writing and signed by the party against whom enforcement of such agreement is sought. Any modification of this Agreement will be effective only if it is in writing signed by the party against whom enforcement of such modification is sought.

                  7.5 PARTIAL INVALIDITY. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

                  7.6 LAW GOVERNING AGREEMENT. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee.

                  7.7 WAIVER OF JURY TRIAL. Employer and Employee hereby expressly waive any right to a trial by jury in any action or proceeding to enforce or defend any rights under this Agreement, and agree that any such action or proceeding shall be tried before a court and not a jury. Employee and Employer hereby agree that any action or proceeding to enforce any claim arising out of this Agreement shall be brought and maintained in any state or federal court having subject matter jurisdiction and located in Nashville, Tennessee. Employee irrevocably waives, to the fullest extent permitted by law, any objection that he may have or hereafter have to the laying of the venue of any such action or proceeding brought in any court located in Nashville, Tennessee, and any claim that any such action or proceeding brought in such a court has been brought in an inconvenient forum.

                  7.8 MISCELLANEOUS. Failure or delay of either party to insist upon compliance with any provision hereof will not operate as and is not to be construed to be a waiver or amendment of the provision or the right of the aggrieved party to insist upon compliance with such provision or to take remedial steps to recover damages or other relief for noncompliance. Any express waiver of any provision of this Agreement will not operate and is not to be construed as a waiver of any subsequent breach, irrespective of whether occurring under similar or dissimilar circumstances. Employee acknowledges and represents that the services to be rendered by him are unique and personal. Accordingly, Employee may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Employer.

                  [THIS SPACE LEFT BLANK INTENTIONALLY]

         IN WITNESS WHEREOF, Employee has hereunto affixed his hand and Employer has caused this Agreement to be executed by its duly authorized officer as of the day and year first above written.

         EMPLOYEE:                                        EMPLOYER:
         ---------                                        ---------

         /s/ J. Michael Bodnar                   SHONEY'S, INC.
         ---------------------
         J. Michael Bodnar

                                             By: /s/ Carole F. Hoover
                                                 -------------------------------
                                                 Name:  Carole F. Hoover
                                                 Title: Chair of Human Resources
                                                        and Compensation
                                                        Committee of the Board
                                                        of Directors